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                                                             EXHIBIT 23-A



                     CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
National Semiconductor Corporation:

     We consent to the use of our reports dated June 7, 1995, incorporated herein by reference. Our report covering the Company's May 28, 1995 consolidated financial statements refers to a change in accounting for certain costs in inventory.



                                   /s/ KPMG Peat Marwick LLP

                                   KPMG Peat Marwick LLP

San Jose, California
July 27, 1995